EXHIBIT 99(a)

                              AMERICAN UNION BANK
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                 Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints [_____________________], with full power of substitution, to vote all of the shares of AMERICAN UNION BANK outstanding in the undersigned's name at the Special Meeting of Shareholders of American Union Bank ("American"), to be held at 2840 Morris Avenue, 3rd Floor, Union, New Jersey on [_______________], 1995, at [_________] a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR approval of the Agreement and Plan of Merger by and among American, Valley National Bancorp and Valley National Bank.

     The Board of Directors recommends a vote FOR approval of the Agreement and Plan of Merger by and among American, Valley National Bancorp and Valley National Bank.

     1. Approval of the Agreement and Plan of Merger by and among American, Valley National Bancorp and Valley National Bank.
     ___
    /__/   FOR
     ___
    /__/   AGAINST
     ___
    /__/   ABSTAIN


     2. In their discretion, upon other matters as may properly come before the meeting.


     Dated: _____________, 199__.


                                             --------------------------------
                                             Signature



                                             --------------------------------
                                             Signature

                                             (Please sign exactly as your name
                                             appears. When signing as an
                                             executor, administrator, guardian,
                                             trustee or attorney, please give
                                             your title as such. If signer is a
                                             corporation, please sign the full
                                             corporate name and then an
                                             authorized officer should sign his
                                             name and print his name and title
                                             below his signature. If the shares
                                             are held in joint name, all joint
                                             owners should sign.)

    PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.